Exhibit 99.1

OriginOil Files Patents for Processing Oil and Gas Field Wastewater

Company continues to build a robust intellectual property portfolio, adding to algae applications with expansion into oil and gas sector

Los Angeles, California - 23 May, 2012 – OriginOil, Inc. (OTC/BB: OOIL) developer of a breakthrough technology to convert algae into renewable crude oil, announced today it has filed two patents with the United States Patent & Trademark Office describing its unique technology for processing solids in solution. The technology is expected to find immediate application in oil and gas field wastewater cleanup and going forward, markets in industrial wastewater and remediation of toxic chemicals.

According to the U.S. Department of Energy, as many as 50 barrels of water are contaminated for each barrel of oil extracted domestically. OriginOil’s patent-pending process could offer clear and immediate benefits to oil producers, including more cost efficient environmental compliance, and increased oil production yields.

Recent third party testing has shown that the Company’s patent-pending process, originally developed for algae harvesting, can separate 98% of hydrocarbons from a sample of oil well ‘frac flowback’ water. The process is designed to be the first stage in multi-step processes for cleaning and treating contaminated water from oil and gas wells.

The filed patent applications protect two of the Company’s new inventions related to this process. The first is “Solute Extraction from an Aqueous Medium Using a Modular Device.” The second is “Modular Systems and Methods for Extracting a Contaminant from a Solution.” The inventor on both applications is OriginOil’s co-founder and chief inventor, Nicholas Eckelberry.

“We believe our proprietary process may be the most efficient method available today for initially separating oil from produced water,” said Riggs Eckelberry, OriginOil’s CEO. “With these new patent filings, we not only protect our intellectual property rights, but we also extend them into conventional energy and industrial waste cleanup markets, which could be quite lucrative for the Company. We intend to compete in these immediate markets while we continue to build on our early lead in the promising algae industry.”
The company recently announced that it signed a memorandum of understanding with California-based engineering firm PACE to collaborate with oil field operators in Texas and elsewhere to improve petroleum recovery and water cleaning for re-use at well sites. PACE plans to replace the early stages of chemical flocculation and dissolved air flotation with OriginOil’s process, potentially improving the performance and scalability of on-site water recycling and reducing both capital and operating expenses.
In addition to these filings, the company also recently registered a utility patent and international application for “Monitoring Systems for Biomass Processing Systems.” The inventors are Paul Reep and Gavin Grey.

About OriginOil, Inc. (www.originoil.com)
OriginOil® helps algae growers extract oil from algae for use as a feedstock for the commercial production of transportation fuels, chemicals and foods. In a single step, our breakthrough technology efficiently dewaters and breaks down algae for its useful products, overcoming one of the greatest challenges in making algae a viable replacement for petroleum. As a pioneer and the emerging leader in the global algae oil services field, OriginOil supports its core algae extraction technology with an array of process innovations for some of the world’s most successful algae growers and refiners, just as pioneers like Schlumberger and Halliburton have done in the oilfield services industry. To learn more about OriginOil®, please visit our website at www.originoil.com.

Safe Harbor Statement:
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Press Contact:	Jerry Schranz Antenna Group – a Beckerman Company 201-465-8020 jerry@antennagroup.com

Investor Relations OriginOIl:
Tom Becker	Toll-free: 877-999-OOIL (6645) Ext. 641 International: +1-323-939-6645 Ext. 641 Fax: 323-315-2301 ir@originoil.com www.originoil.com

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